UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 21, 2006

Maverick Oil and Gas, Inc.

(Exact name of registrant as specified in its charter)

Nevada

(State or Other Jurisdiction of Incorporation)

000-50428	98-0377027
(Commission File Number)	(IRS Employer Identification Number)

(888 Las Olas Boulevard, Suite 400, Fort Lauderdale, Florida 33301

(Address of Principal Executive Offices)

(954) 463-5707

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
□	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On June 21, 2006, Maverick Oil and Gas, Inc. (the "Company") entered into several agreements with investors in a private placement transaction (the "Investors") providing for, among other things, the issuance of secured convertible debentures and warrants for aggregate gross proceeds of $10 million. The agreements include, without limitation, a Securities Purchase Agreement, Secured Convertible Debentures, Warrants to Purchase Common Stock (the "Warrants"), a Registration Rights Agreement, and a Pledge and Security Agreement, each dated January 21, 2006. The following is a summary of each of those agreements, is not complete, and is qualified in its entirety by reference to the full text of those agreements, each of which are attached as an exhibit to this Current Report on Form 8-K. Readers should review those agreements for a complete understanding of the terms and conditions associated with this financing.

Securities Purchase Agreement

The Securities Purchase Agreement provides for the purchase by the Investors and the sale by the Company of Secured Convertible Debentures in the aggregate principal amount of $10 million and Warrants to purchase a number of shares of the Company's Common Stock equal to 175% of the shares of Common Stock issuable upon conversion of the Secured Convertible Debentures. The Securities Purchase Agreement contains representations and warranties of the Company and the Investors which are typical for transactions of this type. The representations and warranties made by the Company in the Securities Purchase Agreement are qualified by reference to certain exceptions contained in disclosure schedules delivered to the Investors. Accordingly, the representations and warranties contained in the Securities Purchase Agreement should not be relied upon by third parties who have not reviewed those disclosure schedules.

The Securities Purchase Agreement contains a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

•

the obligation to amend the Company's Articles of Incorporation to increase the Company's authorized shares of common stock to the amount that will allow for the issuance of all shares issuable upon conversion of the Secured Convertible Debentures and exercise of the Warrants.

•

the obligation to use the proceeds from the sale of the Secured Convertible Debentures and the Warrants for drilling, development, and related operational costs associated with the Company's projects in the Fayetteville Shale and Barnett Shale areas, to fund debt service on the Secured Convertible Debentures, and for general corporate purposes.

•

the obligation to not, while the Secured Convertible Debentures are outstanding, directly or indirectly redeem, or pay any cash dividend or distribution on the Company's Common Stock, without the consent of the holders of the Secured Convertible Debentures.

•	the obligation to not issue any additional Secured Convertible Debentures or any variable future priced securities.
•

the obligation to not file any registration statement with the Securities and Exchange Commission (the "Commission") within 120 business days following the date the registration statement required by the Registration Rights Agreement is declared effective by the Commission, with certain exceptions.

•

the obligation to provide the Investors with the right to participate in any future offering of equity, equity equivalent securities or debt securities (other than certain excluded securities), with each Investor having the right to purchase up to 100% of any such offering of up to $10 million and a pro rata portion of the offering in excess of $10 million, based upon the Investors' percentage of the then outstanding Common Stock, on an as if converted basis.

The Securities Purchase Agreement also obligates the Company to indemnify the Investors and other holders of the securities issued to them for certain losses resulting from (1) any misrepresentation or breach of any representation or warranty made by the Company, (2) any breach of any obligation of the Company, and (3) certain third party claims.

Secured Convertible Debentures

The Secured Convertible Debentures have an aggregate principal amount of $10 million and are convertible into 10,665,529 shares of the Company's Common Stock (at an initial conversion price of $0.9376 per share), subject to anti-dilution adjustments. The Secured Convertible Debentures have a maturity date on the first anniversary of their issuance, subject to the right of the holders to extend the date for the payment of any installment of principal described below. The Secured Convertible Debentures bear interest at the rate of 9.75% per annum, which rate is increased to 15% upon the occurrence of an event of default under the Secured Convertible Debentures. The Company's obligations under the Secured Convertible Debentures are secured by a security interest in all of the Company's assets.

Repayment of Principal

The principal amount of the Secured Convertible Debentures is to be repaid in equal monthly installments commencing on November 1, 2006 (or, if earlier, on the first day of the calendar month following the date the registration statement required by the Registration Rights Agreement is declared effective) and ending on June 21, 2007, the first anniversary of the date of their issuance. Such principal payments may be paid in cash or, at the option of the Company if the Equity Conditions described below are satisfied, in shares of the Company's Common Stock. Any shares of Common Stock used to pay an installment of principal will be valued at the lower of (1) the then applicable conversion price of the Secured Convertible Debentures and (2) 82.5% of the arithmetic average of the weighted average price of the Common Stock for the fifteen trading days preceding the installment payment date (but no greater than the arithmetic average of the weighted average price for the first and last three trading days of such fifteen trading day period). The number of shares of Common Stock which may be issued for the payment of any installment of principal may not exceed 22.5% of the aggregate dollar trading volume over the twenty trading days before the date the Company delivers notice of its election to pay an installment of principal in shares of its Common Stock. If the Company uses shares of Common Stock to pay an installment of principal, the Company may be required to deliver additional shares of Common Stock to pay such principal if the arithmetic average of the weighted average price for the nineteen (19) trading days following the installment payment date is less than the price used in determining the number of shares that were delivered on the installment payment date.

The holders of the Secured Convertible Debentures may elect to defer the payment of any installment of principal for a period of up to two years from the date such installment was originally due.

The Equity Conditions which must be satisfied as of the date of determination include (1) the registration statement required by the Registration Rights Agreement is effective and available for the resale of the securities covered thereby or all such securities are eligible for sale without registration, (2) the Company's Common Stock is designated for quotation on the OTC Bulletin Board and is not be subject to a threat of delisting or suspension, (3) for a period of one year prior to the date of determination the Company has timely delivered all shares of Common Stock upon conversion of the Secured Convertible Debentures and upon exercise of the Warrants, (4) the shares of Common Stock to be issued may be issued without causing a holder's beneficial ownership of the Common Stock to exceed 4.99% of the Company's outstanding Common Stock and without violating the rules of the OTC Bulletin Board, (5) the Company shall have not failed to timely make any payment required to be made under the Secured Convertible Debentures, Warrants, or related agreements within five business days after the date such payment is due, (6) there is not an event of default, an event that with the passage of time or giving of notice would constitute an event of default, or a public announcement of a fundamental transaction involving the Company, (7) the Company shall have no knowledge of any fact that would cause the registration statement required pursuant to the Registration Rights Agreement not to be effective and available for the sale of the securities covered thereby or any shares of Common Stock issuable upon conversion of the Secured Convertible Debentures or exercise of the Warrants not to be eligible for resale pursuant to Commission Rule 144(k), and (8) the Company shall not have materially breached any provision or representation or warranty in the Secured Convertible Debentures, Warrants, and related agreements.

Conversion

The Secured Convertible Debentures are convertible at the option of the holders into shares of the Company's Common Stock at an initial conversion price of $0.9376 per share, subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities.

The Company may require the holders to convert the Secured Convertible Debentures after the Commission has declared effective the registration statement required by the Registration Rights Agreement if (1) the Equity Conditions described above are satisfied, (2) the closing sale price of the Company's Common Stock equals or exceeds 125% of the initial conversion price of the Secured Convertible Debentures for any five consecutive trading days, and (3) the Company has deposited into an escrow account proceeds from the sale of the Company's Barnett Shale property in an amount equal to 125% of the principal amount of the Secured Convertible Debentures (the "Deposit Amount") and certain debentures issued to the Investors in January 2006 having an aggregate principal amount of $20 million (the "Prior Debentures"). Any such mandatory conversion can not exceed 25% of the dollar trading volume of the Company's Common Stock for the 20 trading days before the Company delivers notice of its election to require the mandatory conversion. If the Company elects to require such mandatory conversion, it must issue warrants to the holders of the Secured Convertible Debentures at an exercise price of $2.00 per share, to purchase the following percentages of the shares of Common Stock which are being issued upon such mandatory conversion, based upon the following arithmetic averages of the weighted average price of the Company's Common Stock for the five trading days preceding the date the Company delivers notice of such mandatory conversion (expressed as a percentage of the conversion price as of such date):

Warrant Coverage	Arithmetic Average
70% 60% 50% 25%	125% - 175% 175% - 225% 225% - 300% 300% +

Payment of Interest

Interest on the Secured Convertible Debentures shall commence accruing as of June 21, 2006, however, the first payment will not be required until the first day of the month immediately following the earlier of: (i) the date on which the Registration Statement required by this transaction is declared effective by the Commission; or (ii) the four month anniversary of the closing. At the option of the Company, provided the Equity Conditions described above are satisfied, interest may be paid by the issuance of Common Stock. Any shares of Common Stock used to pay interest will be valued at 82.5% of the arithmetic average of the weighted average price of the Common Stock for the five trading days preceding the interest payment date.

Participation Rights

The holders of the Secured Convertible Debentures are entitled to receive any dividends paid or distributions made to the holders of the Company's Common Stock on an as if converted basis.

Covenants

The Secured Convertible Debentures contain a variety of covenants on the part of the Company which are typical for transactions of this type, as well as the following covenants:

•	the obligation to use its best efforts to sell its Barnett Shale property by December 31, 2006 (see "Sale of Barnett Shale Property" below).

•

the obligation to reserve out of the Company's authorized and unissued Common Stock a number of shares equal to the number of shares of Common Stock issuable upon conversion of the Secured Convertible Debentures.

•

the obligation to not incur other Indebtedness (as defined in the Secured Convertible Debenture), except for certain purchase money indebtedness and, if the Deposit Amount has been deposited into escrow, up to $50 million of indebtedness which is junior to, or pari passu with, the Secured Convertible Debentures.

•	the obligation not to incur, or permit the Company's subsidiaries to, incur liens, except for certain permitted liens.
•

the obligation to not, and to not permit the Company's subsidiaries to, (1) pay dividends or make distributions on the Company's equity securities, (2) redeem equity securities, or (3) pay any Indebtedness (as defined in the Secured Convertible Debenture), except for the payment of interest or principal at its stated maturity.

•

the obligation to not dispose of any equity interests in the Company's subsidiaries and to not, and to not permit its subsidiaries to, dispose of any assets, other than dispositions in the ordinary course of business consistent with past practice, unless the Company or its subsidiary receives consideration at least equal to the fair market value of the assets or equity interests disposed of and at least 85% of the consideration is in the form of cash. The holders of the Secured Convertible Debentures may require the Company to redeem the Secured Convertible Debentures with such proceeds.

Sale of Barnett Shale Property

The Secured Convertible Debentures require the Company to use its best efforts to sell its Barnett Shale Property by December 31, 2006 for a purchase price equal to its fair market value. If the cash consideration to be received in any such sale is less than the required Deposit Amount, the consent of the holders of a majority of the outstanding principal amount of the Secured Convertible Debentures is required. If such consent is not provided, the deadline for the sale is extended until March 31, 2007.

The proceeds from the sale of the Barnett Shale Property must be deposited and retained in an escrow account until such time as there are no Secured Convertible Debentures or Prior Debentures are outstanding. The holders of the Secured Convertible Debentures have the right for a period of three months after the proceeds are deposited into escrow to have the Company redeem their Secured Convertible Debentures and Prior Debentures in cash or in stock (at the Conversion Price) at a 25% premium. The Company may use the proceeds in the escrow fund to make payments on the Secured Convertible Debentures and the Prior Debentures. A ratable portion of the escrowed proceeds may also be withdrawn by the Company as the principal amount of the Secured Convertible Debentures and Prior Debentures are reduced. In addition, if the closing sale price of the Company's common stock for thirty trading days during any forty consecutive trading day period is more than $2.00 and the Equity Conditions are satisfied, the Company may withdraw an amount of the escrowed proceeds equal to ten percent of the aggregate dollar trading volume during such forty day trading period.

If the Company has not sold the Barnett Shale Property prior to the applicable deadline, the holders of the Secured Convertible Debentures have the right to have one-third of the outstanding principal amount of the Secured Convertible Debentures redeemed, plus accrued and unpaid interest. If the Company has not sold the Barnett Shale Property within three months after the applicable deadline, the holders of the Secured Convertible Debentures have the right to have an additional one-third of the principal amount redeemed, plus accrued and unpaid interest.

If the proceeds from the sale of the Barnett Shale Property are less than the Deposit Amount, the holders of the Secured Convertible Debentures have the right to have the Company redeem a portion of the deficiency, which may be paid in cash or registered shares of common stock.

Events of Default

The Secured Convertible Debentures contains a variety of events of default which are typical for transactions of this type, as well as the following events:

•	the failure to amend the Company's Articles of Incorporation to increase the number of shares of its authorized Common Stock within the time required by the Securities Purchase Agreement.
•

the failure of the registration statement required by the Registration Rights Agreement to be declared effective by the Commission within 60 days after the date required by the Registration Rights Agreement or the lapse or unavailability of such registration statement for more than 20 consecutive days or more than an aggregate of 30 days in any 365-day period (other than allowable grace periods under the Registration Rights Agreement).

•	the suspension from trading or failure of the stock to be listed for trading for more than five consecutive days or more than an aggregate of 10 days in any 365-day period.
•	the failure to issue shares upon conversion of the Secured Convertible Debentures for more than 10 business days after the relevant conversion date.
•	the failure for 10 consecutive business days to have reserved for issuance the full number of shares issuable upon conversion of the Secured Convertible Debentures.

After the occurrence of an event of default, the holders of the Secured Convertible Debentures have the right to require the Company to redeem the Secured Convertible Debentures at a price of up to 200% or more of the principal amount of the Secured Convertible Debentures being redeemed, depending upon the nature of the event of default.

Fundamental Transactions

In the event of certain Fundamental Transactions (as defined in the Secured Convertible Debenture) involving a change of control, the successor entity must assume in writing all of the obligations of the Company under the Secured Convertible Debentures. In addition, the holders of the Secured Convertible Debentures have the right to require the redemption of the Secured Convertible Debentures for a price of 125% or more of the principal amount of the Secured Convertible Debentures being redeemed.

Warrants

The Warrants entitle the holders thereof to purchase up to an aggregate of 18,664,676 shares of Common Stock for a period of five years, at an exercise price of $0.9376 per share.

The exercise price of the Warrants and the number of shares issuable upon exercise of the Warrants are subject to anti-dilution adjustments. The anti-dilution adjustments include a "full ratchet" adjustment which reduces the conversion price to any lower price at which the Company issues any Common Stock, or is obligated to issue Common Stock pursuant to options, warrants, or convertible securities in the future, except for the issuance of certain excluded securities. Upon adjustment of the exercise price of the Warrants, the number of shares issuable upon exercise of the Warrants will be proportionately increased. Also, by operation of the anti-dilution features of the warrants issued to these investors during January 2006 (the “January 2006 Warrants”) , the exercise price of approximately 5.3 million outstanding warrants has been reduced from $2.00 per share to $.9376 per share, and approximately 5.3 million outstanding warrants from $1.50 per share to $.9376 per share. In addition, the number of shares issuable upon the exercise of the January 2006 Warrants has been increased by approximately 9.3 million.

Upon the occurrence of a Fundamental Transaction (as defined in the Warrants) involving a change of control, the holders of the Warrants will have the right, among others, to have the Warrant repurchased for a purchase price in cash equal to the Black Scholes Value (as calculated pursuant to the Warrants) of the then unexercised portion of the Warrants.

Pledge and Security Agreement

The Pledge and Security Agreement grants the holders of the Secured Convertible Debentures with a first priority security interest in all of the Company's assets. It contains representations and warranties and covenants which are typical for transactions of this type.

Registration Rights Agreement

The Registration Rights Agreement requires the Company to file a registration statement for the resale of a number of shares of Common Stock equal to the number of shares issuable upon conversion of the Secured Convertible Debentures, the payment of interest on, and principal of, the Secured Convertible Debentures, and upon exercise of the Warrants. The registration statement must be filed within no later than five days after the Company timely files it next due Form 10-Q, must be declared effective by the Commission within 120 days of the closing, subject to certain exceptions, and must remain effective and available for use until earlier of the date the Investors can sell all of the securities covered by the registration statement without restriction pursuant to Commission Rule 144(k) and the date all of such securities have been sold pursuant to the registration statement. If the Company fails to meet the deadlines for the filing or the effectiveness of the registration statement or, subject to certain "grace periods" periods of up to 20 consecutive days (but no more than 30 days in any 365-day period), if the registration is unavailable after it becomes effective, the Company is required to pay liquidated damages of two percent of the aggregate purchase price of the Secured Convertible Debentures and Warrants on the date of such failure and on every 30th day thereafter until such failure is cured, subject to an aggregate cap of 10%. The Registration Rights Agreement provides for customary indemnification for the Company and the Investors.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The Company has incurred the indebtedness described in Item 1.01 of this Current Report on Form 8-K upon the terms and conditions described therein.

Item 3.02	Unregistered Sales of Equity Securities

             On June 21, 2006, the Company issued the Secured Convertible Debentures and Warrants described in Item 1.01 of this Current Report on Form 8-K. Secured Convertible Debentures in the principal amount of $10 million were issued to the Investors. The Secured Convertible Debentures are convertible into 10,665,529 shares of the Company's Common Stock, based upon an initial conversion price of $0.9376 per share, which is subject to anti-dilution adjustments. Warrants to purchase up to 18,664,676 shares of the Company's Common Stock were issued for a period of five years at an exercise price of $.9376 per share, subject to anti-dilution adjustments. Additionally, by operation of anti-dilution features contained within warrants issued to these Investors during January 2006 (the “January 2006 Warrants”), the exercise price of approximately 5.3 million of the January 2006 Warrants has been reduced from $2.00 per share to $.9376 per share, and approximately 5.3 million of the January 2006 Warrants from $1.50 per share to $.9376 per share. In addition, the number of shares issuable upon the exercise of the January 2006 Warrants has been increased by approximately 9.3 million.

The Secured Convertible Debentures and Warrants were issued to institutional accredited investors in reliance upon the exemption from registration provided by Section 4(2) of the Securities Act of 1933, as amended (the "Securities Act") and Rule 506 promulgated by the Commission thereunder.

Item 8.01	Other Events

             On June 22, 2006, the Company issued a press release announcing the completion of the sale of the Secured Convertible Debentures and the Warrants. A copy of that press release is filed as an exhibit to this Current Report on Form 8-K pursuant to Securities Act Rule 135c.

Item 9.01	Financial Statements and Exhibits
(d)	Exhibits
Exhibit No.	Description
10.34	Securities Purchase Agreement dated June 21, 2006 (including relevant portions of accompanying schedules)
10.35	Form of Secured Convertible Debenture dated June 21, 2006
10.36	Form of Warrant dated June 21, 2006
10.37	Form of Registration Rights Agreement dated June 21, 2006
10.38	Form of Pledge and Security Agreement dated June 21, 2006
10.39	Form of Escrow Agreement
10.40	Form of Waiver Letter
99.1	Press Release dated June 22, 2006

.

.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

MAVERICK OIL AND GAS, INC.
Date: June 23, 2006	By: /s/ V. Ray Harlow V. Ray Harlow, CEO